                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant
Check the appropriate box:
   [ ]Preliminary Proxy Statement      [ ]Confidential, For Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

   [ ]Definitive Proxy Statement
   [X]Definitive Additional Materials
   [ ]Soliciting Material Pursuant to Rule 14a-12

                          FLASHNET COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                       N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
   [X]No fee required.
   [ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)Title of each class of securities to which transaction applies:
   (2)Aggregate number of securities to which transaction applies:
   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4)Proposed maximum aggregate value of transaction:
   (5)Total fee paid:
   [ ]Fee paid previously with preliminary materials:
   [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1)Amount previously paid:
   (2)Form, Schedule or Registration Statement no.:
   (3)Filing Party:
   (4)Date Filed:

     Filed by FlashNet Communications, Inc. ("FlashNet") pursuant to Rule 14a-6(c) of the Securities Exchange Act of 1934.

     The following script has been furnished to persons making personal solicitations on behalf of FlashNet for their use in connection with the solicitation of proxies for FlashNet's shareholder meeting scheduled for May 30, 2000:

                           FLASHNET SHAREHOLDER SCRIPT


Hello, my name is ________. May I please speak to ____________. I am calling on behalf of FlashNet Communications, of which you are a shareholder.

1. THE COMPANY IS ASKING SHAREHOLDERS TO CONSIDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WITH PRODIGY COMMUNICATIONS CORP. HAVE YOU RECEIVED YOUR PROXY MATERIAL? Y, N

          YES: Go to question number 2.

          NO: ((WHAT BANK OR BROKER DO YOU HOLD YOUR SHARES THROUGH? (record answer to help us determine if there is a specific problem in the mailing)))You should be receiving it in the mail shortly and we ask that you give it careful attention. FlashNet will be holding its meeting on May 30, 2000, and your vote is requested well ahead of that date. As a reminder, we must receive "yes" votes from at least two-thirds of our shareholders by May 30, 2000, in order for the merger to be approved. You may vote by telephone or over the Internet by following the instructions on your proxy card. We will re-contact you in a few days if we haven't received your vote. Thank you and have a nice day. (END CALL)

2.   HAVE YOU RETURNED YOUR PROXY CARD? Y, N

          YES: Go to question number 3.

          NO: Please be aware that your broker offers you the ability to vote your shares over the phone by calling the toll free number located on the bottom of your proxy form. If you have your voting instruction form handy would you like for me to connect you to the voting hot line? Y, N

               YES: Would you like for me to stay on the line and guide you through the process? Y, N

                    YES: (USE CONFERENCE FEATURE AND CONNECT SHAREHOLDER TO ADP VOTING TOLL FREE NUMBER AND ASSIST SHAREHOLDER) (END CALL)

                    NO: (USE TRANSFER FEATURE AND CONNECT SHAREHOLDER TO ADP VOTING TOLL FREE NUMBER) (END CALL)

               NO: Would you please complete and return the proxy card as soon as possible. Your vote as a shareholder is very important to us. Your Board of Directors recommends a vote in favor of the merger and we direct your attention to the last paragraph of page 132 of the proxy material. As you can see, the Company states that it has no contingency plans in place should the merger fail to occur. Additionally, one of the conditions to closing is that two-thirds of our shareholders vote in favor of the merger by May 30, 2000. The board believes that your vote in favor of the merger is in your best interests. Thank you for your support and please register your vote as soon as possible. (END CALL)

3.   MAY I ASK IF YOU ARE IN SUPPORT OF THE PROPOSED MERGER? Y, N, U, R

          YES: Thank you and have a nice day. (END CALL)

          NO OR UNSURE: That's fine. May I direct you to the last paragraph on page 132 of the proxy material. As you can see, the Company states that it has no contingency plans in place should the merger fail to occur. Additionally, one of the conditions to closing is that two-thirds of our shareholders vote in favor of the merger by May 30, 2000. The board believes that your vote in favor of the merger is in your best interests. (CAPTURE COMMENTS) Thank you for your time and have a nice day. (END CALL)

          REFUSE: That's fine. Thank you for your time and have a nice day. (END
          CALL)



ANSWERING MACHINE:

Hello, my name is ________. I am calling on behalf of FlashNet Communications. This is a courtesy call to remind you to please vote your proxy as soon as possible for the upcoming meeting of shareholders. Please be aware that you have the ability to vote your shares over the phone by calling the toll free number located on the bottom of your proxy form. Your Board of Directors reminds you that the Company has no contingency plans in place should the merger fail to occur and that one of the conditions to closing is that two-thirds of our shareholders vote in favor of the merger by May 30, 2000. The board believes that a vote in favor of the merger is in your best interests. Thank you and have a nice day.



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